Exhibit 99.1

Press Release – For Immediate Release

July 18, 2008

Penns Woods Bancorp, Inc. Reports Second Quarter 2008 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported that net income from core operations (“operating earnings”), which excludes net securities gains and losses, increased 3.8% and 2.9% to $2,223,000 and $4,329,000 for the three and six months ended June 30, 2008 compared to $2,142,000 and $4,207,000 for the same periods of 2007.  In addition, second quarter 2008 operating earnings represent an increase of $117,000 or 5.6% from the first quarter 2008 results.  Operating earnings per share for the three months ended June 30, 2008 increased 5.5% to $0.58 basic ($0.57 dilutive) compared to $0.55 basic ($0.55 dilutive) for the three months ended June 30, 2007. Second quarter 2008 operating earnings per share represent an increase of 7.4% or $0.04 compared to operating earnings of $0.54 for the first quarter of 2008.  Operating earnings for the three and six month periods ended June 30, 2008 have been positively impacted by continued strong credit quality, deposit growth, solid non-interest income, an increasing net interest margin, and additional bank-owned life insurance.

Net income, as reported under U.S. generally accepted accounting principles, for the three and six months ended June 30, 2008 was $2,057,000 and $4,188,000 compared to $2,335,000 and $4,616,000 for the same periods of 2007.  Comparable results were impacted by a decrease in after-tax securities gains of $359,000 (from $193,000 to a loss of $166,000) and $550,000 (from $409,000 to a loss of $141,000) from 2007 to 2008 for the three and six month periods being compared.  Basic and dilutive earnings per share for the three and six months ended June 30, 2008 were $0.53 and $1.08 compared to $0.60 and $1.19 for the same corresponding periods of 2007.  Return on average assets and return on average equity were 1.30% and 11.73% for the three months ended June 30, 2008 compared to 1.58% and 12.57% for the corresponding period of 2007.  Earnings for the six months ended June 30, 2008 correlate to a return on average assets and return on average equity of 1.33% and 11.87% compared to 1.57% and 12.35% for the six month 2007 period.

The net interest margin for the three and six months ended June 30, 2008 was 4.01% and 3.95% as compared to 3.95% for each of the corresponding periods of 2007.  A decrease in the rate paid on interest bearing liabilities of 53 basis points (bp) and 33 bp for the three and six months ended June 30, 2008 compared to the same periods of 2007 positively impacted the net interest margin.  The decreasing cost of funds is primarily the result of the rate paid on time deposits decreasing 77 bp and 44 bp for the three and six month periods, respectively, while the cost of short-term borrowings has decreased 164 bp and 163 bp over the same time periods.  The decreases are the result of Federal Open Market Committee actions coupled with our strategic decision to shorten the duration of the time deposit portfolio over the past year.  The shortening of the time deposit portfolio has resulted in an increased repricing frequency which has allowed for the majority of the portfolio to be repriced downward over the past six months.

“The continued uncertainty over the future of the economy and credit markets has led to turbulence in the financial sector causing the value of many financial stocks to decline significantly over the past year.  While our stock price has held relatively steady, many of the financial institution stocks held within our investment portfolio have experienced significant price declines.  The amount of the declines has caused several of our holdings to be deemed other than temporarily impaired resulting in a write down in value of these holdings of $366,000 and $574,000 for the three and six month periods ended June 30, 2008.  As we look into the future, there is much uncertainty as to the length and severity of the current economic turbulence.  This turbulence may result in additional write downs through the balance of 2008.  If write downs are necessary, we may decide to exit or reduce certain positions so that the losses can be carried back for tax purposes and offset against gains that have been recognized over the past several years,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.  “We have maintained our distance from the issues that are causing much of the financial sector turbulence.  We have not engaged in sub prime lending nor have we invested in high risk bonds.  We continually stress asset quality in our investment and loan portfolios.  In fact, our commitment to sound lending practices and credit standards has produced a nonperforming loans to total loans ratio of 0.25%, and annualized net loan charge-offs to average loans of only 0.01% for the three month period ended June 30, 2008.  In addition, the allowance for loan losses to loans remains sound at 1.15% of total loans,” added Mr. Walko.

Total assets increased $47,932,000 to $634,504,000 at June 30, 2008 compared to June 30, 2007.  Net loans increased $9,735,000 despite a softening economy that has in general provided fewer loan opportunities.  However, due to our sound credit quality and overall balance sheet strength, we have been able to aggressively attract those loans that meet and/or exceed our credit standards.  The growth in the investment portfolio of $27,861,000 from June 30, 2007 to June 30, 2008 was driven by a strategic initiative in the latter portion of 2007 to increase net interest income by purchasing fixed rate instruments in anticipation of the decreasing rate environment continuing into 2008.  In addition, the characteristics of the instruments purchased complemented the existing portfolio and serve as a means to reduce the level of prepayment risk in the portfolio.

Deposits have increased 7.9% or $32,018,000 to $437,921,000 at June 30, 2008 compared to June 30, 2007 with core deposits increasing $22,788,000.  “Driving the increase in deposits has been a focus on targeted versus mass marketing, the impact of natural gas exploration throughout our footprint, and our willingness to work with local municipalities to provide products that fit their specific needs.  In addition, we have started a campaign that focuses on the opening of specific types of accounts and the cross selling of related services such as debit cards and internet banking,” commented Mr. Walko.

Shareholders’ equity decreased $5,198,000 to $64,522,000 at June 30, 2008 as accumulated comprehensive income decreased $5,201,000, and $1,028,000 in treasury stock was strategically purchased as part of the previously announced stock buyback plan, while net income outpaced dividends paid.  The decrease in accumulated comprehensive income is a result of a decline in the market value of certain securities held in the investment portfolio at June 30, 2008 compared to June 30, 2007, and the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan.  The current level of shareholders’ equity equates to a book value per share of $16.72 at June 30, 2008 compared to $17.93 at June 30, 2007 and an equity to asset ratio of 10.17% at June 30, 2008.  Book value per share, excluding accumulated comprehensive income, was $19.11 at June 30, 2008 compared to $18.97 at June 30, 2007.  During the three and six months ended June 30, 2008 cash dividends of $0.46 and $0.92 per share were paid to shareholders compared to $0.44 and $0.88 for the comparable periods of 2007.

“Our commitment to building shareholder value through sound balance sheet growth, income diversification, and prudent capital management remains steadfast.  Over the past year we have grown the balance sheet by building our deposit base which has been utilized to fund solid well collateralized loans.  Growth in non-interest income from sources such as insurance and annuity sales, debit and credit card interchange fees, and title insurance has aided in reducing the dependence on net interest income to provide for bottom line net income.  The strength of our core operating earnings coupled with the purchase of 18,516 treasury shares and a dividend of $0.92 per share during the first six months of 2008 has allowed capital to be maintained at a level that provides for future asset growth, while providing a dividend yield in excess of 5%,” commented Mr. Walko.  The range of closing prices for Penns Woods Bancorp, Inc. stock was between $30.01 and $33.15 during the three month periods and $29.66 and $33.47 for the six month periods ended June 30 2008.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30,
(In Thousands, Except Share Data)	2008	2007	% Change

ASSETS
Noninterest-bearing balances	$17,193	$11,315	51.9%
Interest-bearing deposits in other financial institutions	16	16	0.0%
Total cash and cash equivalents	17,209	11,331	51.9%

Investment securities, available for sale, at fair value	209,284	181,308	15.4%
Investment securities held to maturity (fair value of $161 and $277)	160	275	-41.8%
Loans held for sale	3,590	5,345	-32.8%
Loans	365,955	356,175	2.7%
Less: Allowance for loan losses	4,207	4,162	1.1%
Loans, net	361,748	352,013	2.8%
Premises and equipment, net	7,449	6,964	7.0%
Accrued interest receivable	3,322	3,015	10.2%
Bank-owned life insurance	13,319	12,149	9.6%
Investment in limited partnerships	5,083	4,666	8.9%
Goodwill	3,032	3,032	0.0%
Other assets	10,308	6,474	59.2%
TOTAL ASSETS	$634,504	$586,572	8.2%

LIABILITIES
Interest-bearing deposits	$358,013	$335,903	6.6%
Noninterest-bearing deposits	79,908	70,000	14.2%
Total deposits	437,921	405,903	7.9%

Short-term borrowings	48,081	28,359	69.5%
Long-term borrowings, Federal Home Loan Bank (FHLB)	76,778	76,378	0.5%
Accrued interest payable	1,463	1,647	-11.2%
Other liabilities	5,739	4,565	25.7%
TOTAL LIABILITIES	569,982	516,852	10.3%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,008,833 and 4,005,342 shares issued	33,407	33,378	0.1%
Additional paid-in capital	17,930	17,852	0.4%
Retained earnings	27,898	26,974	3.4%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(7,860)	(3,455)	127.5%
Defined benefit plan	(1,375)	(579)	137.5%
Less: Treasury stock at cost, 149,818 and 117,802 shares	(5,478)	(4,450)	23.1%
TOTAL SHAREHOLDERS’ EQUITY	64,522	69,720	-7.5%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$634,504	$586,572	8.2%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In Thousands, Except Per Share Data)	2008	2007	% Change	2008	2007	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,246	$6,516	-4.1%	$12,625	$12,939	-2.4%
Investment Securities:
Taxable	1,276	924	38.1%	2,466	1,747	41.2%
Tax-exempt	1,210	1,052	15.0%	2,436	2,163	12.6%
Dividend and other interest income	204	301	-32.2%	457	623	-26.6%
TOTAL INTEREST AND DIVIDEND INCOME	8,936	8,793	1.6%	17,984	17,472	2.9%

INTEREST EXPENSE:
Deposits	2,551	2,868	-11.1%	5,092	5,380	-5.4%
Short-term borrowings	257	227	13.2%	686	732	-6.3%
Long-term borrowings, FHLB	972	904	7.5%	2,169	1,826	18.8%
TOTAL INTEREST EXPENSE	3,780	3,999	-5.5%	7,947	7,938	0.1%

NET INTEREST INCOME	5,156	4,794	7.6%	10,037	9,534	5.3%

PROVISION FOR LOAN LOSSES	60	10	500.0%	120	50	140.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,096	4,784	6.5%	9,917	9,484	4.6%

NON-INTEREST INCOME:
Deposit service charges	540	567	-4.8%	1,110	1,108	0.2%
Securities (losses) gains, net	(251)	293	-185.7%	(213)	619	-134.4%
Bank-owned life insurance	91	86	5.8%	246	201	22.4%
Gain on sale of loans	212	234	-9.4%	364	372	-2.2%
Insurance commissions	486	550	-11.6%	1,066	988	7.9%
Other	543	456	19.1%	962	872	10.3%
TOTAL NON-INTEREST INCOME	1,621	2,186	-25.8%	3,535	4,160	-15.0%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,469	2,301	7.3%	4,920	4,582	7.4%
Occupancy, net	314	337	-6.8%	652	668	-2.4%
Furniture and equipment	287	297	-3.4%	572	583	-1.9%
Pennsylvania shares tax	105	161	-34.8%	210	322	-34.8%
Amortization of investments in limited partnerships	178	142	25.4%	356	283	25.8%
Other	1,158	1,102	5.1%	2,246	2,030	10.6%
TOTAL NON-INTEREST EXPENSE	4,511	4,340	3.9%	8,956	8,468	5.8%

INCOME BEFORE INCOME TAX PROVISION	2,206	2,630	-16.1%	4,496	5,176	-13.1%
INCOME TAX PROVISION	149	295	-49.5%	308	560	-45.0%
NET INCOME	$2,057	$2,335	-11.9%	$4,188	$4,616	-9.3%

EARNINGS PER SHARE - BASIC	$0.53	$0.60	-11.7%	$1.08	$1.19	-9.2%

EARNINGS PER SHARE - DILUTED	$0.53	$0.60	-11.7%	$1.08	$1.19	-9.2%

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,865,977	3,889,139	-0.6%	3,870,359	3,893,286	-0.6%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,866,115	3,889,401	-0.6%	3,870,523	3,893,586	-0.6%

DIVIDENDS PER SHARE	$0.46	$0.44	4.5%	$0.92	$0.88	4.5%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	June 30, 2008			June 30, 2007
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,506	$135	6.31%	$7,819	$120	6.16%
All other loans	358,980	6,157	6.82%	353,019	6,437	7.31%
Total loans	367,486	6,292	6.81%	360,838	6,557	7.29%

Taxable securities	105,295	1,480	5.62%	83,328	1,209	5.80%
Tax-exempt securities	108,670	1,833	6.75%	100,403	1,594	6.35%
Total securities	213,965	3,313	6.19%	183,731	2,803	6.10%

Interest bearing deposits	34	—	0.00%	1,230	16	5.22%

Total interest-earning assets	581,485	9,605	6.58%	545,799	9,376	6.88%

Other assets	50,186			43,594

TOTAL ASSETS	$631,671			$589,393

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$61,197	115	0.75%	$59,906	110	0.74%
Super Now deposits	54,327	183	1.34%	47,531	153	1.29%
Money Market deposits	26,803	146	2.17%	26,346	158	2.41%
Time deposits	209,539	2,107	4.00%	205,554	2,447	4.77%
Total Deposits	351,866	2,551	2.88%	339,337	2,868	3.39%

Short-term borrowings	41,319	257	2.45%	22,239	227	4.09%
Long-term borrowings	85,789	972	4.43%	77,971	904	4.65%
Total borrowings	127,108	1,229	3.79%	100,210	1,131	4.53%

Total interest-bearing liabilities	478,974	3,780	3.12%	439,547	3,999	3.65%

Demand deposits	73,485			68,677
Other liabilities	9,095			6,888
Shareholders’ equity	70,117			74,281

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$631,671			$589,393
Interest rate spread			3.46%			3.23%
Net interest income/margin		$5,825	4.01%		$5,377	3.95%

	For the Three Months Ended
	June 30,
	2008	2007

Total interest income	$8,936	$8,793
Total interest expense	3,780	3,999

Net interest income	5,156	4,794
Tax equivalent adjustment	669	583

Net interest income (fully taxable equivalent)	$5,825	$5,377

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Six Months Ended
	June 30, 2008			June 30, 2007
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,277	$262	6.37%	$8,022	$247	6.21%
All other loans	356,830	12,453	7.02%	352,829	12,776	7.30%
Total loans	365,107	12,715	7.00%	360,851	13,023	7.28%

Taxable securities	103,013	2,923	5.68%	82,952	2,353	5.67%
Tax-exempt securities	111,630	3,691	6.61%	101,588	3,277	6.45%
Total securities	214,643	6,614	6.16%	184,540	5,630	6.10%

Interest bearing deposits	19	—	0.00%	629	17	5.45%

Total interest-earning assets	579,769	19,329	6.69%	546,020	18,670	6.88%

Other assets	49,325			41,723

TOTAL ASSETS	$629,094			$587,743

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$59,880	224	0.75%	$59,454	215	0.73%
Super Now deposits	50,347	338	1.35%	46,196	302	1.32%
Money Market deposits	25,064	273	2.19%	24,962	283	2.29%
Time deposits	200,233	4,257	4.28%	195,712	4,580	4.72%
Total Deposits	335,524	5,092	3.05%	326,324	5,380	3.32%

Short-term borrowings	46,216	686	2.95%	32,206	732	4.58%
Long-term borrowings	95,661	2,169	4.48%	79,339	1,826	4.64%
Total borrowings	141,877	2,855	3.99%	111,545	2,558	4.62%

Total interest-bearing liabilities	477,401	7,947	3.33%	437,869	7,938	3.66%

Demand deposits	71,864			68,446
Other liabilities	9,280			6,673
Shareholders’ equity	70,549			74,755

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$629,094			$587,743
Interest rate spread			3.36%			3.22%
Net interest income/margin		$11,382	3.95%		$10,732	3.95%

	For the Six Months Ended
	June 30,
	2008	2007

Total interest income	$17,984	$17,472
Total interest expense	7,947	7,938

Net interest income	10,037	9,534
Tax equivalent adjustment	1,345	1,198

Net interest income (fully taxable equivalent)	$11,382	$10,732

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Operating Data

Net income	$2,057	$2,131	$1,939	$2,322	$2,335
Net interest income	5,156	4,881	5,103	4,865	4,794
Provision for loan losses	60	60	90	10	10
Net security gains (losses)	(251)	38	(673)	—	293
Non-interest income, ex. net security gains (losses)	1,872	1,876	1,985	2,006	1,893
Non-interest expense	4,511	4,445	4,418	4,430	4,340

Performance Statistics

Net interest margin	4.01%	3.87%	3.93%	3.98%	3.95%
Annualized return on average assets	1.30%	1.36%	1.25%	1.57%	1.58%
Annualized return on average equity	11.73%	12.01%	10.68%	13.21%	12.57%
Annualized net loan charge-offs to avg loans	0.01%	0.04%	0.06%	0.09%	0.05%
Net charge-offs	7	36	52	80	49
Efficiency ratio	64.2	65.8	62.3	64.5	64.9

Per Share Data

Basic earnings per share	$0.53	$0.55	$0.50	$0.60	$0.60
Diluted earnings per share	0.53	0.55	0.50	0.60	0.60
Dividend declared per share	0.46	0.46	0.46	0.45	0.44
Book value	16.72	17.86	18.21	18.46	17.93
Common stock price:
High	33.15	33.47	32.50	35.00	35.00
Low	30.01	29.66	30.33	30.80	33.86
Close	31.25	33.15	32.50	31.99	34.24
Weighted average common shares:
Basic	3,866	3,875	3,878	3,881	3,889
Fully Diluted	3,866	3,875	3,878	3,882	3,889
End-of-period common shares:
Issued	4,009	4,008	4,007	4,006	4,005
Treasury	150	136	131	129	118

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Financial Condition Data:
General
Total assets	$634,504	$631,016	$628,138	$613,329	$586,572
Loans, net	361,748	353,455	356,348	353,623	352,013
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	437,921	396,125	389,022	404,854	405,903
Noninterest-bearing	79,908	71,662	74,671	72,990	70,000

Savings	62,847	59,985	56,757	59,883	59,798
NOW	52,948	50,193	50,883	47,129	48,555
Money Market	28,860	25,110	21,029	22,295	23,422
Time Deposits	213,358	189,175	185,682	202,557	204,128
Total interest-bearing deposits	358,013	324,463	314,351	331,864	335,903

Core deposits*	224,563	206,950	203,340	202,297	201,775
Shareholders’ equity	64,522	69,154	70,559	71,552	69,720

Asset Quality

Non-performing assets	$909	$1,427	$1,320	$1,013	$1,098
Non-performing assets to total assets	0.14%	0.23%	0.21%	0.17%	0.19%
Allowance for loan losses	4,207	4,154	4,130	4,092	4,162
Allowance for loan losses to total loans	1.15%	1.16%	1.15%	1.14%	1.17%
Allowance for loan losses to non-performing loans	462.82%	291.10%	312.88%	403.95%	379.05%
Non-performing loans to total loans	0.25%	0.40%	0.37%	0.28%	0.31%

Capitalization

Shareholders’ equity to total assets	10.17%	10.96%	11.23%	11.67%	11.89%

* Core deposits are defined as total deposits less time deposits